Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Israeli Share Option Plan and 2017 Share Incentive Plan, as amended, of our report dated September 28, 2018 with respect to the consolidated financial statements of Gamida Cell Ltd. and its subsidiary included in its Registration Statements (Form F-1 No. 333- 227601), filed with the Securities and Exchange Commission.

Tel Aviv, Israel November 9, 2018	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global